UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2017

M.D.C. Holdings, Inc

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 25, 2017, M.D.C. Holdings, Inc. (the "Company") filed a Current Report on Form 8-K to report the results of the matters submitted to a vote by the Company’s shareholders at the 2017 Annual Meeting of Shareholders held on April 24, 2017. The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K and in light of the voting results with respect to the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers (say-on-pay), the Company’s decision as to how frequently the Company will conduct future shareholder advisory say-on-pay votes.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(d)

On June 26, 2017, the Company’s Board of Directors determined that the Company will continue to hold advisory say-on-pay votes on an annual basis until the earlier of the next vote on the frequency of such say-on-pay votes or the Board’s determination, in its discretion, that it is appropriate to hold such votes on a less frequent basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________________

M.D.C. HOLDINGS, INC.

Dated: June 28, 2017	By: /s/ Joseph H. Fretz
Joseph H. Fretz Secretary and Corporate Counsel